As filed with the Securities and Exchange Commission on December 11, 2024

Registration No. 333-275757
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933
American Oncology Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-3984427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14543 Global Parkway, Suite 110
Fort Myers, FL	33913
(Address of Principal Executive Offices)	(Zip Code)

American Oncology Network, Inc. 2023 Incentive Equity Plan
(Full title of the plans)

Charles F. Goddard, Esq.
General Counsel
14543 Global Parkway, Suite 110
Fort Myers, FL 33913
(Name and address of agent for service)
(833) 886-1725
(Telephone number, including area code, of agent for service)

Copies to:

Brian Lee, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 768-6926
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

American Oncology Network, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 to deregister any and all securities that were registered pursuant to Registration Statement No. 333-275757 and that remain unsold under American Oncology Network, Inc. 2023 Incentive Equity Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on December 11, 2024.
AMERICAN ONCOLOGY NETWORK, INC.
By:    /s/ Todd Schonherz
Name:    Todd Schonherz
Title:    Chief Executive Officer